EXHIBIT 24.2

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitute and appoint each of Gary S. Loffredo and Adam M. Mizel, or either of them signing singly, and with MI power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1) prepare for the undersigned’s review and approval, and execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section I 6(a), and Schedules I3D and I3G in accordance with Section 13(d) and (g), of the Securities Exchange Act of 1934 and the rules thereunder;

(2)           subject to the undersigned’s review and approval, do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)           subject to the undersigned’s approval, take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby each grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned each acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned’s responsibilities to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect , unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

(Signature page follows)

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May, 2015.

Aleph6 LLC /s/ Matt Hulsizer
Signature
Matt Hulsizer, Manager
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Matt Hulsizer /s/ Matt Hulsizer
Signature
Matt Hulsizer
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Jennifer Just /s/ Jennifer Just
Signature
Jennifer Just
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